SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ADVANCED MICRO DEVICES, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

To:	Stockholders of Advanced Micro Devices, Inc.

From:	Harry A. Wolin, Senior Vice President, General Counsel and Corporate Secretary of Advanced Micro Devices, Inc., on behalf of the Board of Directors of Advanced Micro Devices, Inc.

Date:	February 10, 2009

Re:	Special Meeting of Stockholders Adjourned in Order to Obtain Sufficient Votes to Reach a Quorum

AMD announced today at its Special Meeting of Stockholders at the Hilton Austin Airport, 9515 Hotel Drive in Austin, Texas that the Special Meeting of Stockholders has been adjourned until 10:00 a.m., Central Standard Time, on Wednesday, February 18, 2009 at the Hilton Austin Airport, 9515 Hotel Drive in Austin, Texas. At that meeting, a stockholder vote to approve the issuance of AMD shares and warrants pursuant to the Master Transaction Agreement will take place.

It is very important that you submit a proxy to vote your shares promptly, regardless of what date you receive this letter and the enclosed materials. We ask that you submit your proxy to vote your shares via a toll-free telephone number or the Internet. Instructions regarding these preferred methods of submitting a proxy are contained on the proxy card. You may also sign, date and mail the proxy card in the envelope provided. If we are unable to solicit enough proxies to establish a quorum by February 18, 2009, we expect that we will adjourn the meeting again to provide AMD with additional time to solicit proxies to establish the requisite quorum for the conduct of business at the Special Meeting of Stockholders.

The meeting was adjourned to provide AMD with additional time to solicit proxies from its stockholders to establish the requisite quorum for the conduct of business at the Special Meeting of Stockholders. A majority of AMD’s shares that were outstanding at the close of business on January 15, 2009 need to be present at the meeting, either in person or by proxy, to establish a quorum. As of February 10, 2009, approximately 42% of those shares have been voted, with approximately 97% of votes cast in favor of issuing the additional shares and warrants.

Additional Information and Where to Find It

AMD has filed a proxy statement pursuant to which AMD’s board of directors is soliciting proxies in connection with seeking AMD stockholder approval of the issuance of AMD shares and warrants pursuant to the Master Transaction Agreement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are urged to read the proxy statement and other relevant documents filed with the SEC because they contain important information. AMD filed the proxy statement with the SEC on January 16, 2009 and disseminated the proxy statement to its stockholders on or about January 23, 2009. Security holders may obtain a free copy of the proxy statement and other documents filed by AMD with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement and other documents may also be obtained free of charge by contacting AMD Investor Relations at investor.relations@amd.com or by telephone: (408) 749-4000.

AMD and its executive officers and directors may be deemed to be participants in the solicitation of proxies from AMD’s stockholders with respect to the issuance of AMD shares and warrants pursuant to the Master Transaction Agreement. Information regarding such executive officers and directors is included in AMD’s Proxy Statement for its 2008 Annual Meeting of Stockholders filed with the SEC on March 14, 2008, which is available free of charge at the SEC’s web site at http://www.sec.gov and by contacting AMD Investor Relations at investor.relations@amd.com or by telephone: (408) 749-4000. Certain executive officers and directors of AMD have interests in the transaction that may differ from the interests of AMD stockholders generally. These interests are described in the proxy statement pursuant to which AMD’s board of directors is soliciting proxies in connection with seeking AMD stockholder approval of the issuance of AMD shares and warrants pursuant to the Master Transaction Agreement.

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